HENNESSY CAPITAL VII

195 US Hwy 50, Suite 207, Zephyr Cove, Nevada

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Your control number

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Hennessy Capital Investment Corp. VII

Extraordinary General Meeting of Shareholders

For Shareholders of record as of ________, 2026

Wednesday, June 24, 2026 4:35 PM, Eastern Time

Meeting will be held live webcast at:

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 4:35 PM, Eastern Time, _________, 2026.

Internet:
www.proxypush.com/HVIIU
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-966-1112
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/HVIIU

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Thomas D. Hennessy and Nicholas Geeza (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the ordinary shares of Hennessy Capital Investment Corp. VII which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR EACH OF PROPOSALS 1-8. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2, 3, 4, 5A, 5B, 5C, 5D, 5E, 5F, 6, 7 AND 8

Please mark vote as indicated in this example X

PROPOSAL	YOUR VOTE		
	FOR	AGAINST	ABSTAIN
1. A proposal to approve, by ordinary resolution, the Business Combination Agreement, dated as of October 22, 2025, by and among HVII, Solis Merger Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of HVII ("Merger Sub"), and ONE Nuclear Energy LLC, a Delaware limited liability company ("ONE Nuclear") (as may be amended or supplemented from time to time, the "Business Combination Agreement"), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, pursuant to which, among other things, at the closing of the transactions contemplated thereby (the "Closing") and following the Domestication (as defined below), Merger Sub will merge with and into ONE Nuclear (the "Merger"), with ONE Nuclear being the surviving company of the Merger and ultimately continuing as a direct wholly-owned subsidiary of HVII (HVII as of and following the Merger, "New ONE Nuclear"), and the transaction contemplated thereby. We refer to the Merger and the other transactions described in the Business Combination Agreement collectively hereafter as the "Business Combination."			
2. A proposal to approve, by special resolution, of holders of Class B ordinary shares, par value $0.0001 per share, of HVII (each an "HVII Class B Ordinary Share"), a change in the corporate structure and domicile of HVII, which will be accomplished by continuation of HVII from an exempted company with limited liability incorporated in accordance with the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware (the "Domestication"). The Domestication will be effected prior to the Closing on the date of the A proposal to approve, by special resolution, of holders of Class B ordinary shares, par value $0.0001 per share, of HVII (each an "HVII Class B Ordinary Share"), a change in the corporate structure and domicile of HVII, which will be accomplished by continuation of HVII from an exempted company with limited liability incorporated in accordance with the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware (the "Domestication"). The Domestication will be effected prior to the Closing on the date of the Closing by HVII filing a certificate of corporate domestication and the proposed new certificate of incorporation of HVII (the "New ONE Nuclear Charter") with the Delaware Secretary of State and filing an application to de-register with the Registrar of Companies of the Cayman Islands.			

PROPOSAL	YOUR VOTE		
	FOR	AGAINST	ABSTAIN
3. A proposal to approve, by ordinary resolution, for purposes of complying with the applicable listing rules of Nasdaq, the issuance or potential issuance of more than 20% of the issued and outstanding shares of New ONE Nuclear common stock to the holders of units of ONE Nuclear as of immediately prior to the effective time of the Merger.			
4. A proposal to approve, by special resolution, and adopt the New ONE Nuclear Charter and the proposed new bylaws (the "New ONE Nuclear Bylaws" and together with the New ONE Nuclear Charter, the "New ONE Nuclear Organizational Documents") of HVII to be in effect following the Domestication.			
5. Six separate governance proposals to approve, in each case by way of special resolution and on a non-binding and advisory basis only, certain material changes between the HVII Charter and the New ONE Nuclear Charter and New ONE Nuclear Bylaws.			
5A. A proposal to provide that the New ONE Nuclear Charter would require the affirmative vote of stockholders voting at least 66.67% of the voting power of all of the then outstanding shares of voting stock of New ONE Nuclear entitled to vote at an election of directors for the removal of directors with cause.			
5B. A proposal to provide that the New ONE Nuclear Charter would require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose, to amend or repeal provisions of the New ONE Nuclear Charter; provided, however, that the affirmative vote of holders of at least 66.67% of the voting power of all the then-outstanding shares of voting stock of New ONE Nuclear, voting together as a single class, shall be required to amend, alter, repeal or rescind certain provisions of the New ONE Nuclear Charter relating to special meetings of New ONE Nuclear stockholders, the absence of action by written consent, directors' and officers' limitation of liability and indemnification, exclusive forum, amendment of the New ONE Nuclear Bylaws and the amendment process of the New ONE Nuclear Charter.			

You must register to attend the meeting online and/or participate at www.proxydocs.com/HVIIU

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2, 3, 4, 5A, 5B, 5C, 5D, 5E, 5F, 6, 7 AND 8

Please mark vote as indicated in this example X

PROPOSAL	YOUR VOTE		
	FOR	AGAINST	ABSTAIN
5C. A proposal to provide that the New ONE Nuclear Charter would require the affirmative vote of stockholders voting at least 66.67% of the voting power of all of the then outstanding shares of voting stock of New ONE Nuclear entitled to vote at an election of directors for the removal of directors with cause.	☐	☐	☐
5D. A proposal to provide that the New ONE Nuclear Organizational Documents would adopt (a) Delaware as the exclusive forum for certain stockholder litigation and (b) the federal district courts of the United State of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.	☐	☐	☐
5E. A proposal to provide that the New ONE Nuclear Charter would provide that stockholders are required to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting.	☐	☐	☐
5F. A proposal to provide that the New ONE Nuclear Charter would eliminate certain provisions related to HVII's status as a blank check company.	☐	☐	☐
6. A proposal, by way of ordinary resolution, to approve and adopt the ONE Nuclear Equity Incentive Plan and any form award agreements thereunder. The form of the ONE Nuclear Equity Incentive Plan is attached to the Proxy Statement as Annex F.	☐	☐	☐
7. A proposal to elect, by ordinary resolution, six (6) directors, effective as of the Closing, to serve as Class I, Class II and Class III directors with staggered terms on the board of directors of New ONE Nuclear until the date of the first, second and third annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified, subject to such director's earlier death, disqualification, resignation, or removal.			
	FOR	AGAINST	ABSTAIN
7A. Richard Taylor (Class III)	☐	☐	☐
7B. Robert Carilli (Class III)	☐	☐	☐
7C. Kevin Dowd (Class III)	☐	☐	☐
7D. Daniel J. Hennessy (Class I)	☐	☐	☐
7E. Darryl Willis (Class II)	☐	☐	☐
7F. Kyle Crowley (Class II)	☐	☐	☐
7G. Elizabeth Williams (Class I)	☐	☐	☐

PROPOSAL	YOUR VOTE		
	FOR	AGAINST	ABSTAIN
8. A proposal to approve, by ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated votes at the time of the extraordinary general meeting, there are not sufficient votes to approve one or more proposals presented at the extraordinary general meeting to shareholders for vote, (ii) in order to seek withdrawals from HVII shareholders who have exercised their redemption right, or (iii) as otherwise determined by the Chairman of the extraordinary general meeting, in his sole discretion, to facilitate the Domestication, the Merger or any other transaction contemplated by the Business Combination Agreement or the related agreements.	☐	☐	☐

NOTE: In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/HVIIU
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date